                                                                    Exhibit 23.3



                          (Ryder Scott Letterhead)

             Consent of Ryder Scott Company Petroleum Engineers


As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1997, and to all references to our Firm in this registration statement.


                                         /s/ Ryder Scott Company
                                         /s/ Petroleum Engineers

                                         Ryder Scott Company
                                         Petroleum Engineers


Houston, Texas
January 22, 1998